EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this annual report on Form 10-K (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Faraj Aalaei, the Chief Executive Officer do certify pursuant to 18 U.S.C. Section 1850, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Centillium Communications, Inc.

/s/ FARAJ AALAEI
Faraj Aalaei Chief Executive Officer

Date:  March 5, 2004